FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
================================================================================


                               SECURITY AGREEMENT

                                   (exhibit C)

         THIS SECURITY AGREEMENT is made and entered as of the 29th day of June, 2001 by and between POSITRON CORPORATION ("Borrower"), a Texas corporation with its principal place of business at 1304 Langham Creek Drive, Houston, Texas 77084 and IMATRON INC. ("Secured Party") a New Jersey corporation with its principal place of business at 389 Oyster Point Blvd., So. San Francisco, CA 94080.

         Definitions.

         As used in this Security Agreement, the following terms shall have the following meanings unless the context requires otherwise:

         Loan Agreement means that certain Loan Agreement between Borrower and Lender of even date herewith and pursuant to which this Agreement is given.

         Collateral means all of Borrower's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located: accounts, accounts receivable and other rights of Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper); computer hardware and software, including but not limited to computer systems and units, drives, cables, generators, accessories and all peripheral devices, software programs whether now owned or licensed or leased or hereafter acquired by Borrower, all firmware associated therewith, all documentation and all rights with respect to the foregoing; copyrights, registered or unregistered, now or hereafter in force throughout the world, and all applications, extensions and renewals; equipment of every type whether owned or hereafter acquired and wherever located; inventory and goods now owned or hereafter acquired held for sale or lease or to be furnished under any contract or which are raw materials, work in process or materials used or consumed in Borrower's business; licenses including all rights under or interest in any trademark or service mark license agreements with any other party, whether Borrower is licensee or licensor, together with any goodwill connection with such agreements; patents including all letters patent and applications, all patent licenses and all reissues, continuations, extensions, renewals and the like, and all proceeds of and rights associated with the foregoing; trade secrets, whether common law or statutory and all other confidential or proprietary information and know-how; trademarks and service marks now owned or existing or hereafter acquired or arising and all renewals, income, royalties and rights associated therewith; general intangibles including all rights, interests, choses in action, claims and other intangible property of Borrower of every kind and nature now owned or hereafter acquired and however and whenever arising; chattel paper, instruments and documents and all payments thereunder; and all other property now owned or hereafter acquired.

         Borrower means the owner of the Collateral.

         Lien means any security interest, mortgage, deed of trust, pledge, lien, attachment, claim, charge, encumbrance, agreement retaining title, or lessor's interest covering the Collateral.

         Obligations means Borrower's existing and future obligations under the Loan Agreement and this Security Agreement.

         Service Contract means each and every agreement, whether oral or in writing, pursuant to which Borrower provides service under warranty to its customers with respect to products manufactured and sold by Borrower to any of its customers.

         Grant of Security Interest. To secure prompt and complete payment, observance and performance of all obligations and liabilities of Borrower under the Loan Agreement, the Note and this Agreement:

         Borrower hereby assigns and pledges to Secured Party, and hereby grants to Lender, a lien and first priority security interest in all of Borrower's right, title and interest in and to the Collateral.

         Anything herein to the contrary notwithstanding, (i) Borrower shall remain solely liable under the contracts and agreements included in the collateral to the extent set forth therein to perform all of its duties and

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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obligations  thereunder  to the same extent as if this  Agreement  and any other security documents executed in connection with this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and, unless specifically accepted by Lender in writing, (iii) Lender shall not have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall Lender be required or obligated, in any manner, to perform or fulfill any of Borrower's obligations or duties thereunder, make any payment or make any inquiry as to the nature or sufficiency of any payment received by Borrower or the sufficiency of any performance by any party under any such contract or agreement, or present or file any claim or take any action to collect or enforce any claim for payment assigned thereunder.

         Promises of Borrower. Borrower promises:

         To perform the Obligations to Secured Party when they are due.

         To preserve all rights, privileges, and franchises held by Borrower's business.

         To keep the Collateral in good repair.

         To keep the Service Contracts listed on Schedule 5 hereto in full force and effect and otherwise not to breach or otherwise not to default on any of its obligations pursuant to the Service Contracts.

         To give Secured Party notice of any litigation that may have a material adverse affect on the Collateral or the Service Contracts.

         Not to change its name or place of business, or to use a fictitious business name, without first notifying Secured Party in writing.

         Not to permit Liens on the Collateral, nor to assign its rights under the Service Contracts to any third party.

         To permit Secured Party, its representatives, and its agents to inspect the Collateral, the Service Contracts and records relating to either the Collateral or the Service Contracts at any reasonable time during regular business hours, and to make copies of records pertaining to either the Collateral and/or the Service Contracts, at reasonable times at Secured Party's request.

         To notify Secured Party promptly in writing of any default, potential default, or any development that might have a material adverse affect on the Collateral or the Service Contracts.

         To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a first perfected security interest in the Collateral, and to pay the costs of, or incidental to, all recordings or filings of all financing statements and other security documents.

         To furnish Secured Party the reports, statements and schedules further describing the Collateral and Service Contracts and such other reports in connection with the Collateral and Service Contracts as Secured Party may reasonably request, all in reasonable detail.

         To maintain all such casualty and liability insurance covering the Collateral as Secured Party may reasonably request and to cause Secured Party to be named as a loss payee.

         Appointment of Secured Party as Attorney-in-Fact. Borrower hereby appoints Secured Party or any other person whom Secured Party may designate, as Borrower's attorney-in-fact (exercisable only during the continuance of a Default) with the following powers:

         To perform any of Borrower's obligations under this Agreement in Borrower's name or otherwise.

         To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve, or release Secured Party's interest in the Collateral.

         To endorse Borrower's name on instruments, documents, or other forms of payment or security that come into Secured Party's possession.

         To give notice of Borrower's right to payment, to enforce that right, and to make extension agreements with respect to it.

         To release persons liable on rights to payment, to compromise disputes with those persons, and to surrender security, all as Secured Party determines in its sole discretion when acting in good faith based on the information known to it when it acts.

         To take cash in payment of Obligations.

         To verify information concerning rights to payment by inquiry in its own name or in a fictitious name.

         Borrower's   Covenants,   Warranties  and   Representations.   Borrower
covenants, warrants, and represents as follows:

         Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all necessary authority to conduct its business wherever it is conducted.

         Borrower has been authorized to execute and deliver this Agreement. This Agreement is a valid and binding obligation of Borrower. Borrower will file all appropriate financing statements pursuant to the applicable Uniform Commercial Code and filings with the U.S. Patent and Trademark Office in order to create perfected security interests against the Collateral in which Borrower now has rights

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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         Neither the execution and delivery of this Agreement, nor the taking of any action in compliance with it, will (1) violate or breach any law, regulation, rule, order, or judicial action binding on Borrower, any agreement to which Borrower is party, Borrower's articles or incorporation or bylaws; or
(2) result in the creation of a lien against the Collateral except that created by this Agreement.

         Borrower owns and has possession of the Collateral, and the Collateral is not subject to any Liens or adverse claims, except as disclosed and set forth in Schedule 4.5 to the Loan Agreement.

         All of the properties and assets owned by Borrower are owned free and clear of any lien of any nature whatsoever, except as permitted by this Agreement and/or by the arrangements contemplated by the Lien Agreement ("Permitted Liens") which for this purpose means: liens for taxes or other governmental charges or levies, or claims of landlords, carriers, mechanics and the like arising by operation of law for which sums are not yet payable or are fully stayed and being contested; liens created by this Agreement, other Loan documents and/or the Lien Agreements; deposits or pledges to secure public or statutory obligations; inchoate liens arising under the Employee Retirement Income Security Act of 1974 as amended to secure benefit plans from time to time in effect; and rights reserve to or vested in an governmental or public authority to control or regulate any property of Borrower or use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by Borrower. The liens created and granted by the Security Agreement and related security documents constitute valid perfected liens on the Collateral, subject to no prior or equal lien except Permitted Liens.

         The Service Contracts listed on Schedule 5 constitute all Service Contracts which currently exist by and between Borrower and its customers; all such Service Contracts are legal, valid, binding, enforceable and in full force and effect and are materially in the form of Service Contract previously supplied to Lender as a sample of such Service Contracts; no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, and no such action is threatened.

         Continuing Security Interest. This Agreement will terminate when (a) Borrower completes performance of all obligations to Secured Party, including without limitation the repayment of all indebtedness by Borrower to Secured Party; and (b) Borrower has notified Secured Party in writing of the termination and Secured Party acknowledges that Borrower has fulfilled its payment obligations pursuant to the Loan Agreement and this Agreement. Borrower agrees that until all liabilities hereunder have been fully satisfied, Secured Party's security interest in and liens on and against the Collateral, and all proceeds and products thereof, shall continue in full force and effect, and Borrower shall perform any and all steps reasonably requested by Secured Party to perfect, maintain and protect Secured Party's security interests in and liens on and against the Collateral granted or purported to be granted hereby and by the other security documents, or to enable Secured Party to exercise its rights and remedies hereunder with respect to the Collateral.

         Default. Borrower will be in default under this Agreement if:

         A Default occurs under the Loan Agreement or Borrower fails to perform any Obligation.

         Borrower commits any material breach of this Agreement, or any present or future rider or supplement to this Agreement.

         Any warranty, representation, or statement, made by or on behalf of Borrower in or with respect to the Loan Agreement or this Agreement, is false when made in a material way.

         There is a seizure or attachment of, or a levy on, the Collateral or any material part of it.

         There is a termination of any Service Contract, other than by expiration or by the normal operation of its own terms.

         Borrower ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows obligations in excess of $25,000 to become due before their stated maturity.

         Secured Party's Remedies. When an event of default occurs:

         Secured Party may:

         Declare the Obligations immediately due and payable -- without demand, presentment, protest, or notice to Borrower, all of which Borrower expressly waives.

         Exercise all rights and remedies available to it pursuant to this Agreement and/or all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.

         No Waiver. No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by the Secured Party.

         Survival. Borrower's representations and warranties made in this Agreement will survive its execution, delivery and termination.

         Governing Law. This Security Agreement is hereby delivered in, and shall be governed, interpreted and enforced in accordance with the laws, of the State of California.

         Dispute Resolution.

         Any controversy or claim between or among the parties arising out of or relating to this Security Agreement or any related agreements or instruments ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be submitted to and determined by arbitration before one (1) arbitrator who shall be an

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FORM 10-Q                         IMATRON INC.                     JUNE 30, 2001
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attorney  admitted to practice law in the state of California in accordance with
Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and shall be held in the county of San Francisco, CA. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph 12(a). Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph 12(a) shall apply only if, at the time of the proposed submission to AAA, none of the obligations to Lender described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

         If the controversy or claim is not submitted to arbitration as provided and limited in Section 12(a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a referee in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         Except as provided herein, no provision of, or the exercise of any rights under, Section 12, shall limit the right of any party to exercise self help remedies such as setoff, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitrators.

         The parties understand and agree the arbitration will be their exclusive form of resolving disputes between them regarding the issues covered by this Agreement. BOTH PARTIES EXPRESSLY WAIVE THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY A JURY OR COURT OF LAW.

         Notices. Notices under this Agreement shall be given in the manner provided in the Loan Agreement. Either party may change its address for service of notice by notice to the other.

         Counterparts. This Agreement may be executed in counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Security Agreement have duly executed it as of the date first above written.


                                                   BORROWER:

                                                   POSITRON CORPORATION


         Tax ID No:                                By __________________________
_______________________________                    _____________________________


                                                   SECURED PARTY:

                                                   IMATRON INC.


         Tax ID No:                                By __________________________
_______________________________                    _____________________________

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